UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 22, 2026

VANDA PHARMACEUTICALS INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-34186	03-0491827
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
2200 Pennsylvania Avenue NW
Suite 300E
Washington, DC 20037
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (202) 734-3400

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VNDA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) Election of Director
On April 22, 2026, the Board of Directors (the “Board”) of Vanda Pharmaceuticals Inc. (the “Company”) expanded the size of the Board from six to seven members, effective immediately and appointed Charles C. Duncan, Ph.D., as a director of the Company to fill the vacancy created by the expansion. Dr. Duncan will serve as a Class II director with an initial term that will expire at the Company’s 2026 annual meeting of stockholders.
The full text of the press release announcing Dr. Duncan’s appointment to the Board is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.
Pursuant to the Company’s outside director compensation program, Dr. Duncan was granted an initial restricted stock unit award with a fixed grant date value equal to $390,000 as of April 22, 2026, with the number of shares of common stock underlying the award to be determined based on such value calculated in accordance with ASC 718. The restricted stock units will vest in four equal installments while Dr. Duncan continues to provide service as a member of the Board, with the first annual vest taking place on April 22, 2027. In the event of a change of control of the Company, the restricted stock units will become fully vested. Dr. Duncan will also receive a $50,000 annual fee, payable quarterly. In addition, he will be eligible to receive, upon the conclusion of each annual meeting of stockholders beginning in 2026, an additional restricted stock unit award with a fixed grant date value equal to $260,000 as of the date of the annual meeting, with the number of shares of common stock underlying the award to be determined based on such value calculated in accordance with ASC 718. Such annual restricted stock units will vest one year from the date of grant, except that in the event of a change of control of the Company the restricted stock units will become fully vested. The outside director compensation program will be described in further detail in the Company’s Definitive Proxy Statement for its 2026 annual meeting of stockholders to be filed with the Securities and Exchange Commission.
Dr. Duncan and the Company entered into an indemnification agreement requiring the Company to indemnify him to the fullest extent permitted under Delaware law with respect to his service as a director. The indemnification agreement is in the form entered into with the Company’s other directors and executive officers. This form is filed as Exhibit 10.11 to the Company’s Registration Statement on Form S-1 (File No. 333-130759), as originally filed on December 29, 2005.
Since the beginning of the last fiscal year, there have been no related party transactions between the Company and Dr. Duncan that would be reportable under Item 404(a) of Regulation S-K.
The Board has determined that Dr. Duncan is an independent director in accordance with applicable rules of the Securities and Exchange Commission and The Nasdaq Global Market.

Item 9.01.	Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description

99.1	Press release of Vanda Pharmaceuticals Inc. dated April 22, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	April 22, 2026	VANDA PHARMACEUTICALS INC.

		By:	/s/ Kevin Moran
		Name:	Kevin Moran
		Title:	Senior Vice President, Chief Financial Officer and Treasurer